UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

(September 7, 2006)

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) The information set forth in Item 5.02 below is incorporated by reference.

As of September 8, 2006, Sunoco, Inc. (“Sunoco” or the “Company”) entered into an agreement with John P. Jones, III, a newly elected director of Sunoco, providing for indemnification in accordance with customary terms and conditions.

The form of such Amended and Restated Indemnification Agreement was filed as Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, filed May 7, 2004, and is incorporated herein by reference. A copy of the Amended Schedule to the Form of the Amended and Restated Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

(b) Sunoco’s Board of Directors (the “Board”) believes that the compensation program for Sunoco’s independent directors should be designed to attract experienced and highly qualified directors; provide appropriate compensation for their time, efforts, commitment and contributions to Sunoco and Sunoco’s shareholders; and align the interests of the independent directors and Sunoco’s shareholders. The Governance Committee of the Board engages a third-party compensation consultant each year to advise it as to the “best practices” and emerging trends in director compensation. The compensation consultant also benchmarks Sunoco’s director compensation compared to the proxy performance peer group, the oil industry generally and general industry data.

As part of its annual review of director compensation, the Governance Committee recommended and the full Board approved on September 7, 2006, an increase to the cash portion of the annual retainer from $50,000 to $65,000. This change will be effective October 1, 2006.

A summary of director compensation reflecting the above-referenced action is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 7, 2006, the Board, pursuant to its by-laws, increased the number of directors from 10 to 11, and elected John P. Jones, III, as a director of Sunoco, effective September 8, 2006, to hold office until the next annual meeting and until his successor has been duly elected and qualified. Mr. Jones is currently Chairman, President, and Chief Executive Officer of Air Products and Chemicals, Inc. The Board also elected Mr. Jones to serve on Sunoco’s Compensation Committee and Governance Committee, effective September 8, 2006.

A copy of the press release announcing the election of Mr. Jones is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On September 7, 2006, Sunoco issued a press release announcing that its Board of Directors authorized the repurchase of an additional $1 billion of Sunoco common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended Schedule to the Form of Amended and Restated Indemnification Agreement.
10.2	Sunoco, Inc. Director Compensation Summary Sheet.
99.1	Press Release dated September 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO, INC. (Registrant)

Date: September 8, 2006	By:	/s/ Joseph P. Krott
Joseph P. Krott
Comptroller
(Principal Accounting Officer)